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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders
InnerDyne, Inc.:

         We consent to incorporation by reference in Registration Statements No. 33-49628, 33-80022, 33-80032 and 333-07859 on Forms S-8 and Registration
Statements No. 33-96266 and 333-12801 on Forms S-3 of InnerDyne, Inc. of our report dated January 30, 1998, relating to the balance sheets of InnerDyne, Inc. as of December 31, 1997 and 1996, and the related statements of operations, stockholder's equity and cash flows, for each of the years in the three-year period ended December 31, 1997, which report appears in this Form 10-K of InnerDyne, Inc.


                                             /s/ KPMG Peat Marwick LLP


San Francisco, California
March 24, 1998